Exhibit 10.1

TERMINATION OF STOCK EXCHANGE AGREEMENT

THIS TERMINATION OF STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into this 14th day of December 2015, by and among Amazing Energy Oil and Gas, Co., a Nevada corporation (hereinafter referred to as the "Company") and Jed Miesner as the sole shareholder of Jilpetco, Inc., a Texas corporation, (hereinafter "Miesner"), on the following terms:

Premises

WHEREAS, on August 10, 2015, the foregoing parties entered into a Stock Exchange Agreement wherein the Company was to acquire 100% of Jilpetco, Inc.'s common stock from Jed Miesner in consideration of the issuance 500,000 restricted shares of the Company's common stock to Miesner; and,

WHEREAS, because of the current economic conditions of the oil and gas industry in the United States, the parties have decided that it is not in their mutual best interests to conclude the aforementioned agreement and have decided to cancel and terminate the same.

Agreement

NOW THEREFORE, in consideration of the recitals set forth above and the mutual promises contained herein, it is agreed that the Stock Exchange Agreement entered into on the 10th day of August 2015 is hereby cancelled, terminated, and set aside for naught.

COMPANY

AMAZING ENERGY OIL AND GAS, CO.

BY:	MATT COLBERT
Matt Colbert, Chief Financial Officer

JILPETCO, INC.

JED MIESNER
Jed Miesner, President, Owner

JED MIESNER
Jed Miesner, individually

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